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Exhibit 1
             Executive Officers and Directors of Purchaser Entities

Executive Officers and Directors of Purchaser
---------------------------------------------

Purchaser, a Delaware corporation, is a newly incorporated corporation and to date has engaged in no activities other than those incident to its formation and the making of the Offer. The principal business address of Purchaser and of each executive officer and director of Purchaser is 2220 Colorado Avenue, Santa Monica, California 90404. Each such person is a citizen of the United States.

Lawrence Kenswil               Sole Director and Executive Vice President.
                               President, Universal Music Group eLabs, 2220
                               Colorado Avenue, Santa Monica, California 90404.

Zachary I. Horowitz            President, Secretary and Treasurer. Director,
                               President and Chief Operating Officer of Parent.

Michael Ostroff                Executive Vice President. Executive Vice
                               President of Parent.

Executive Officers and Directors of Parent
------------------------------------------

Parent, a California corporation, and its Universal Music Group affiliates constitute the world's largest music company. Universal Music Group's global operations encompass the development, manufacture, marketing, sales and distribution of recorded music through a network of subsidiaries, joint ventures
and licensees in 63 countries around the world.   The principal business address
of Parent and, unless otherwise noted, of each executive officer and director of Parent is 2220 Colorado Avenue, Santa Monica, California 90404. Unless otherwise noted, each such person is a citizen of the United States.

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
Doug P. Morris                        Director; Chairman and Chief Executive Officer.
1755 Broadway, 6th Floor
New York, NY 10019

Zachary I. Horowitz                   Director; President and Chief Operating Officer.

Vincent Grimond                       Senior Executive Vice President.  Mr. Grimond is a citizen of France.
100 Universal City Plaza
Universal City, CA  91608

Norman Epstein                        Executive Vice President.

Marinus N. Henny                      Executive Vice President.
1755 Broadway, 4th Floor
New York, NY  10019

Lawrence Kenswil                      Executice Vice President. President, Universal Music Group eLabs, 2220
                                      Colorado Avenue, Santa Monica, California 90404.

Daniel C. McGill                      Executive Vice President.

Michael Ostroff                       Executive Vice President.

Karen Randall                         Executive Vice President.  Executive Vice President and General Counsel
100 Universal City Plaza              of Universal Studios, Inc., 100 Universal City Plaza, Universal City,
Universal City, CA  91608             California  91608.


Jonathan Smilansky                    Executive Vice President.  Mr. Smilansky is a citizen of the United
1755 Broadway, 4th Floor              Kingdom.
New York, NY  10019

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Executive Officers of Ultimate Parent
-------------------------------------

Ultimate Parent, a company organized under the laws of France, is one of the world's leading media and communications companies, with assets including the world's largest music company, one of the largest film libraries in the world and leading
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businesses in the telecommunications, television, publishing and Internet industries. The principal business address of Ultimate Parent and, unless otherwise noted, of each executive officer and director of Ultimate Parent is 42 Avenue de Friedland, 75008 Paris, France. Unless otherwise noted, each such person is a citizen of France.

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
Jean-Marie Messier                   Director. Chairman and Chief Executive Officer of Vivendi
                                     Universal.

Eric Licoys                          Director. Co-Chief Operating Officer. Chairman and Chief
                                     Executive Officer of Havas S.A., 31 Rue de Colisee, 75008
                                     Paris, France.

Bernard Arnault                      Director. Chairman and Chief Executive Officer of Louis
30, Avenue Hoche                     Vuitton Moet Hennessy, 30, Avenue Hoche 75008 Paris, France.
75008 Paris, France

Jean-Louis Beffa                     Director. Chairman and Chief Executive Officer of Compagnie de
Cedex 27                             Saint-Gobain, "Les Miroirs" Cedex 27  92096 Paris la Defense,
92096 Paris la Defense, France       France.


Jean-Marc Espalioux                  Director. Chairman of the Executive Board of Accor, 33, Avenue
33, Avenue du Maine                  du Maine 75755 Paris Cedex 15, France.
75755 Paris Cedex 15, France

Philippe Foriel-Destzet              Director. Chairman of ADECCO SA, Cheserex, Switzerland, and
52, Rue de la Bienfaisance           Chairman of AKILA SA, 52 Rue de la Bienfaisance, Paris, France.
75008 Paris, France

Jacques Friedmann                    Director. Chairman of AXA-UAP, 25 Avenue Matignon, 75008 Paris
80, Avenue de Breteuil               France, from 1993 to 2000.
75015 Paris, France

Esther Koplowitz                     Director. Chairman of Fomento de Construcciones y Contratas,
Plaza Pablo Ruiz Picasso             Plaza Pablo Ruiz Picasso 28020 Madrid, Spain, from 1995 to the
28020 Madrid, Spain                  present. Ms. Koplowitz is a citizen of Spain.


Henri Lachmann                       Director. Chairman and Chief Executive Officer of Schneider
43-45, Boulevard F. Roosevelt        Electric Industries, 43-45, Boulevard F. Roosevelt 92500 Rueil
92500 Rueil Malmaison                Malmaison.


Thomas Middelhoff                    Director. Chairman and Chief Executive Officer of Bertelsmann
Carl-Bertelsmann-Strasse 270         AG, Carl-Bertelsmann-Strasse 270 D - 33311 Gutersloh, Germany.
D - 33311 Gutersloh, Germany         Mr. Middelhoff is a citizen of Germany.


Simon Murray                         Director. Chairman of GEMS Ltd., 38 Jermyn Street London SW1Y
38 Jermyn Street                     6DT, England. Mr. Murray is a citizen of Great Britain.
London SW1Y 6DT, England

Serge Tchuruk                        Director. Chairman and Chief Executive Officer of Alcatel, 54,
54, Rue de la Boetie                 Rue de la Boetie 75008 Paris, France.
75008 Paris, France

Rene Thomas                          Director. Honorary Chairman of BNP-PARIBAS, 16, Boulevard des
16, Boulevard des Italiens           Italiens 75009 Paris, France.
75009 Paris, France

Marc Vienot                          Director. Honorary Chairman of Societe Generale, Tour Societe
Tour Societe Generale                Generale 92972
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
92972 Paris, France                                           Paris, France.

Pierre Lescure                                                Director. Co-Chief Operating Officer. Chairman and Chief
85-89 Quai Andre Citroen                                      Executive Officer of Canal+, 85-89 Quai Andre Citroen 75015
75015 Paris la Defense, France                                Paris la Defense, France. Chairman of the Executive Board of
                                                              Groupe Canal+.


Edgar Bronfman, Jr.                                           Director. Vice Chairman, Music, Internet and Spirits and Wine
375 Park Avenue                                               Operations. Director of USA Networks, Inc., 152 West 57th
New York, NY 10152                                            Street, New York, NY 10019. Mr. Bronfman is a citizen of the
                                                              United States.


Edgar M. Bronfman                                             Director.  Mr. Bronfman is a citizen of the United States.
375 Park Avenue
New York, NY 10152

The Honourable Charles R. Bronfman, P.C., C.C.                 Director.  Chairman of Koor Industries Ltd., Platinum House,
375 Park Avenue                                                21 Ha'arba'a Street, Tel Aviv 64739, Israel. Mr. Bronfman is a
New York, NY 10152                                             citizen of Canada.


Richard H. Brown                                               Director. Chairman and Chief Executive Officer of Electronic
540 Legacy Drive                                               Data Systems Corporation, 540 Legacy Drive Plano, TX 75024.
Plano, TX 75024                                                Mr. Brown is a citizen of the United States.


Andre Desmarais                                                Director. President and Co-Chief Executive Officer of Power
751 Victoria Square                                            Corporation of Canada, 751 Victoria Square, Montreal Quebec
Montreal, Quebec, Canada H2Y 2J3                               H2Y 2J3 Canada. Deputy Chairman of Power Financial
                                                               Corporation, 751 Victoria Square, Montreal, Quebec, H2Y 2J3.
                                                               Mr. Desmarais is a citizen of Canada.

John Borgia                                                    Senior Executive Vice President Human Resources. Mr. Borgia is
                                                               a citizen of the United States.

Guillaume Hannezo                                              Senior Executive Vice President and Chief Financial Officer.

Jean-Francois Coli                                             Special Advisor Executive Vice President in charge of social development.

Jean-Francois Dubos                                            Executive Vice President and General Counsel.

Agnes Audier                                                   Co-Chief Operating Officer, Vivendi Universal Net.

Christine Delavennat                                           Executive Vice President Corporate Communications.

Sylvie d'Arvisenet                                             Corporate Compliance Counselor to the Chairman.

Catherine Gros                                                 Executive Vice President, Public Relations.

Bruce L. Hack                                                  Executive Vice President, Strategic Planning and Business
1755 Broadway, 6th Floor                                       Development.  Mr. Hack is a citizen of the United States.
New York, NY  10019

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